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                                                                   Exhibit 10(b)

                       CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Global Financial Services Fund, Inc. filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 333-80061) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File No. 333-80061).



                                             /s/ Shearman & Sterling LLP
                                             ---------------------------
                                             Shearman & Sterling LLP

New York, New York
January 22, 2004